Exhibit 4.3

EXECUTION VERSION

ASHLAND INC.

as Company

INDENTURE

Dated as of February 26, 2013

U.S. BANK NATIONAL ASSOCIATION

as Trustee, Registrar and Paying Agent

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CROSS-REFERENCE TABLE

TIA Section		Indenture Section
310	(a)	7.10
	(b)	7.08; 7.10
	(c)	N.A.
311	(a)	7.11
	(b)	7.11
	(c)	N.A.
312	(a)	N.A.
	(b)	11.03
	(c)	11.03
313	(a)	7.06
	(b)	7.06
	(c)	N.A.
	(d)	N.A.
314	(a)	4.07
	(b)	N.A.
	(c)	2.03
	(d)	N.A.
	(e)	N.A.
	(f)	N.A.
315	(a)	N.A.
	(b)	N.A.
	(c)	N.A.
	(d)	N.A.
	(e)	N.A.
316	(a) (last sentence)	N.A.
	(a)(1)(A)	N.A.
	(a)(1)(B)	N.A.
	(a)(2)	N.A.
	(b)	N.A.
317	(a)(1)	N.A.
	(a)(2)	N.A.
	(b)	N.A.
318	(a)	N.A.

N.A. Means Not Applicable.

Note: This Cross-Reference Table shall not, for any purposes, be deemed to be part of this Indenture.

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INDENTURE dated as of February 26, 2013 between ASHLAND INC., a Kentucky corporation (the “Company”), and U.S. BANK NATIONAL ASSOCIATION, as trustee, registrar and paying agent (the “Trustee”).

The Company and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the holders of the debt securities issued under this Indenture (the “Notes”):

ARTICLE 1

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01. Definitions.

Certain terms used herein and not defined herein shall have the meanings assigned to them pursuant to a Board Resolution, and set forth or determined in the manner provided in, an Officer’s Certificate of the Company or in a Company Order, or established in one or more indentures supplemental hereto. The following terms shall have the following meanings:

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

“Agent” means any Registrar or Paying Agent, including any permitted successors or assigns thereto.

“Board of Directors” means, as to any Person, the board of directors or supervisory board of such Person, or equivalent governing body (or, if such Person is a partnership or limited liability company, the board of directors or other governing body of the general partner or manager of such Person) or any duly authorized committee thereof.

“Board Resolution” means a copy of a resolution certified by a Vice President, the Secretary or an Assistant Secretary of the applicable Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banking institutions in New York City are authorized or required by law or executive order to close.

“Capital Stock” of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any preferred stock, but excluding any debt securities convertible into such equity.

“Clearstream” means Clearstream Banking S.A.

“Company Order” means a written request or order signed on behalf of the Company by an Officer of the Company, who must fulfill the function of the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Company and delivered to the Trustee.

“Code” means the Internal Revenue Code of 1986, as amended.

“Corporate Office of the Trustee” shall be the address of the Trustee specified in Section 10.02 hereof or such other address as to which the Trustee may give notice to the Company.

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“Definitive Note” means a certificated Note registered in the name of the holder thereof and issued in accordance with Section 2.07, except that such Note shall not bear the Global Note Legend and shall not have a schedule of exchanges of interests in the Global Note attached thereto.

“Depositary” means, with respect to any Notes issuable or issued in whole or in part in the form of Global Notes, the Person specified pursuant to Section 2.01 as the depositary with respect to such Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

“DTC” means The Depository Trust Company, its nominees and successors.

“Euroclear” means Euroclear S.A./N.V., as operator of the Euroclear system, and its successors.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Excluded Subsidiary” means (i) any Receivables Subsidiary, (ii) any Qualified Non-Recourse Subsidiary, (iii) any Special Purpose Subsidiary and (iv) any Foreign Subsidiary.

“Foreign Subsidiary” means a Subsidiary not organized or existing under the laws of the United States of America or any state or territory thereof or the District of Columbia and any direct or indirect Subsidiary of such Subsidiary.

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, as in effect from time to time. At any time after the date of this Indenture, the Company may irrevocably elect to apply International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board in lieu of GAAP with respect to any Series of Notes issued or to be issued pursuant to this Indenture and, upon any such election, references in this Indenture for purposes of any such Series to GAAP shall thereafter be construed to mean IFRS as in effect from time to time. The Company shall give notice of any such election to the Trustee.

“Global Note” when used with respect to any Series of Notes issued hereunder, means a Note which is executed by the Company and authenticated and delivered by the Trustee to the Depositary or pursuant to the Depositary’s instruction, all in accordance with this Indenture and an indenture supplemental hereto, if any, or Board Resolution and pursuant to an Officer’s Certificate of the Company or a Company Order, which shall be registered in the name of the Depositary or its nominee and which shall represent, and shall be denominated in an amount equal to the aggregate principal amount of, all the outstanding Notes of such Series or any portion thereof, in either case having the same terms, including, without limitation, the same original issue date or dates on which principal is due, and interest rate or method of determining interest and which shall bear the legend as prescribed by Section 2.07(b).

“Global Note Legend” means the legend set forth in Section 2.07(b), which is required to be placed on all Global Notes issued under this Indenture.

“Government Obligations” means securities that are:

(1) direct Obligations of the United States of America for the timely payment of which its full faith and credit is pledged, or

(2) Obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit Obligation by the United States of America, which, in each case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any such U.S. government Obligations or a specific payment of principal of or interest on any such U.S. government Obligations held by such custodian for the account of the holder of such depository receipt; provided, however, that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. government Obligations or the specific payment of principal of or interest on the U.S. government Obligations evidenced by such depository receipt.

“holder” means the Person in whose name a Note is registered on the Registrar’s books.

“Indebtedness” means indebtedness for borrowed money.

“Indenture” means this Indenture as amended, supplemented, modified, extended, restructured, renewed or restated in whole or in part from time to time.

“Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant.

“Interest Payment Date” when used with respect to any Series of Notes, means the date specified in such Notes for the payment of any installment of interest on those Notes.

“Joint Venture” means any joint venture entity, whether a company, unincorporated firm, association, partnership or any other entity which, in each case, is not a Subsidiary or any of its Subsidiaries but in which the Company or a Subsidiary has a direct or indirect equity or similar interest.

“Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements (including, without limitation, reimbursement obligations with respect to letters of credit and bankers’ acceptances), damages and other liabilities payable under the documentation governing any indebtedness; provided that Obligations with respect to the Notes shall not include fees or indemnifications in favor of the Trustee and other third parties other than the holders of the Notes.

“Officer” means the Chairman of the Board, Chief Executive Officer, Chief Financial Officer, President, any Executive Vice President, Senior Vice President or Vice President, the Treasurer, any Assistant Treasurer, any Financial Director or the Secretary or Assistant Secretary of any Person (or, with respect to a Person that is a limited partnership, the general partner of such Person), or any other officer designated by the Board of Directors serving in a similar capacity.

“Officer’s Certificate” means a certificate signed on behalf of any Person by an Officer of such Person, who must fulfill the function of the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of such Person, which meets the requirements set forth in this Indenture.

“Opinion of Counsel” means a written opinion from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or to the Trustee. Counsel giving any Opinion of Counsel shall be entitled to rely on an Officer’s Certificate as to any factual matters relevant to such opinion.

“Original Issue Discount Note” means any Note that provides for an amount less than the stated principal amount thereof to be due and payable upon declaration of acceleration of the maturity thereof pursuant to Section 6.02.

“Participant” means, with respect to DTC, Euroclear, Clearstream or any other entity serving as the Depositary, a Person who has an account with DTC, Euroclear, Clearstream or such other entity, respectively (and, with respect to DTC, shall include Euroclear and Clearstream).

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Property” means any property or assets.

“Qualified Non-Recourse Debt” means Indebtedness that (1) is (a) incurred by a Qualified Non-Recourse Subsidiary to finance (whether prior to or within one year after) the acquisition, lease, construction, repair, replacement or improvement of any Property (real or personal) or equipment (whether through the direct purchase of Property or the Capital Stock of any Person owning such Property and whether in a single acquisition or a series of related acquisitions) or (b) assumed by a Qualified Non-Recourse Subsidiary, (2) is non-recourse to the Company and (3) is non-recourse to any Subsidiary that is not a Qualified Non-Recourse Subsidiary.

“Qualified Non-Recourse Subsidiary” means (1) a Subsidiary that is formed or created after the date of this Indenture in order to finance an acquisition, lease, construction, repair, replacement or improvement of any Property or equipment (directly or through one of its Subsidiaries) that secures Qualified Non-Recourse Debt and (2) any Subsidiary of a Qualified Non-Recourse Subsidiary.

“Qualified Receivables Financing” means the securitization of accounts receivables and related assets of the Company and its Subsidiaries on customary market terms (including, without limitation, Standard Securitization Undertakings and a Receivables Repurchase Obligation) as determined in good faith by the Company to be in the aggregate commercially fair and reasonable to the Company and its Subsidiaries taken as a whole. For the avoidance of doubt, the Company’s accounts receivable securitization facility entered into on August 31, 2012 constitutes a Qualified Receivables Financing.

“Receivables Repurchase Obligation” means any obligation of a seller of receivables in a Qualified Receivables Financing to repurchase receivables arising as a result of a breach of a representation, warranty or covenant or otherwise, including as a result of a receivable or portion thereof becoming subject to any asserted defense, dispute, offset or counterclaim of any kind as a result of any action taken by, any failure to take action by or any other event relating to the seller.

“Receivables Subsidiary” means a Subsidiary of the Company (or another Person formed for the purposes of engaging in Qualified Receivables Financing with the Company in which the Company or any Subsidiary makes an investment and to which the Company or any Subsidiary transfers accounts receivable and related assets) which engages in no activities other than in connection with the financing of accounts receivable of the Company and its Subsidiaries, all proceeds thereof and all rights (contractual or other), collateral and other assets relating thereto, and any business or activities incidental or related to such business, and which is designated by the Company (as provided below) as a Receivables Subsidiary and:

(1)	no portion of the Indebtedness or any other obligations (contingent or otherwise) of which (i) is guaranteed by the Company or any other Subsidiary (excluding guarantees of obligations (other than the principal of and interest on, Indebtedness) pursuant to Standard Securitization Undertakings), (ii) is recourse to or obligates the Company or any other Subsidiary in any way other than pursuant to Standard Securitization Undertakings, or (iii) subjects any property or asset of the Company or any other Subsidiary, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings;

(2)	with which neither the Company nor any other Subsidiary has any material contract, agreement, arrangement or understanding other than on terms which the Company reasonably believes to be no less favorable to the Company or such Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of the Company; and

(3)	to which neither the Company nor any other Subsidiary has any obligation to maintain or preserve such entity’s financial condition or cause such entity to achieve certain levels of operating results.

The foregoing conditions shall not be violated by reason of any contractual obligation on the part of the Company to maintain the solvency of any Receivables Subsidiary on terms that the Company has determined in good faith to be reasonably necessary to facilitate a Qualified Receivables Financing. Any such designation by the Company shall be evidenced to the Trustee by filing with the Trustee a certified copy of the resolution of the Board of Directors of the Company giving effect to such designation and an Officer’s Certificate certifying that such designation complied with the foregoing conditions. For the avoidance of doubt, CVG Capital III LLC, an indirect subsidiary of the Company, constitutes a Receivables Subsidiary.

“Responsible Officer” means, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

“SEC” means the U.S. Securities and Exchange Commission or any successor agency or commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Series” or “Series of Notes” means each series of debt securities of the Company created pursuant to Section 2.01 hereof.

“Special Purpose Subsidiary” means any Subsidiary whose material assets are comprised solely of the Capital Stock of a Joint Venture, where the pledge of such Capital Stock would be prohibited by any contractual requirement pertaining to such Joint Venture.

“Standard Securitization Undertakings” means representations, warranties, undertakings, covenants, indemnities and guarantees of performance entered into by the Company or any Subsidiary which the Company has determined in good faith to be customary in a Qualified Receivables Financing.

“Subsidiary” means, with respect to any Person, (1) any corporation, association or other business entity (other than a partnership, joint venture or limited liability company) of which more than 50% of the total voting power of shares of Voting Stock thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof; or (2) any partnership, joint venture or limited liability company of which (x) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general and limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof, whether in the form of membership, general, special or limited partnership interests or otherwise, and (y) such Person or any Subsidiary of such Person is a controlling general partner or otherwise controls such entity. Unless otherwise qualified, all references to a “Subsidiary” or to “Subsidiaries” in this Indenture shall refer to a Subsidiary or Subsidiaries of the Company.

“Subsidiary Guarantee” means a guarantee of payment of any Series of Notes by a Subsidiary of the Company.

“TIA” or “Trust Indenture Act” means the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the date of this Indenture.

“Trustee” means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor.

“Uniform Commercial Code” or “UCC” means the New York Uniform Commercial Code as in effect from time to time.

“U.S. Legal Tender” means such coin or currency of the United States of America that at the time of payment shall be legal tender for the payment of public and private debts.

“Voting Stock” of any Person means the Capital Stock of such Person that is at the time entitled to vote generally in the election of the Board of Directors of such Person.

“Wholly Owned Subsidiary” of any Person means a Subsidiary of such Person 100% of the outstanding Capital Stock of which (other than directors’ qualifying shares or shares required to be held by others in Foreign Subsidiaries) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person.

Section 1.02. Other Definitions.

Term	Defined in Section
“Authentication Order”	2.03
“Bankruptcy Law”	6.01
“Company”	Preamble
“covenant defeasance option”	8.01(b)
“Custodian”	6.01
“Event of Default”	6.01
“incorporated provision”	10.01
“legal defeasance option”	8.01(b)
“Notes”	Preamble
“Notice of Default”	6.01(c)
“Paying Agent”	2.04
“protected purchaser”	2.08
“Registrar”	2.04

Section 1.03. Incorporation by Reference of Trust Indenture Act. This Indenture is subject to the mandatory provisions of the TIA, which are incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

“indenture securities” means the Notes;

“indenture security holder” means a holder of a Note;

“indenture to be qualified” means this Indenture;

“indenture trustee” or “institutional trustee” means the Trustee; and

“obligor” on the indenture securities means the Company and any other obligor on the Notes.

All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.

Section 1.04. Rules of Construction. Unless the context otherwise requires:

(a) a term has the meaning assigned to it;

(b) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(c) “or” is not exclusive;

(d) “including” means including without limitation;

(e) words in the singular include the plural and words in the plural include the singular;

(f) unsecured Indebtedness shall not be deemed to be subordinate or junior to secured Indebtedness merely by virtue of its nature as unsecured Indebtedness;

(g) the principal amount of any non-interest bearing or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of the issuer dated such date prepared in accordance with GAAP;

(h) unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP; and

(i) “$” and “U.S. dollars” each refer to United States dollars, or such other money of the United States of America that at the time of payment is legal tender for payment of public and private debts.

ARTICLE 2

THE NOTES

Section 2.01. Amount of Notes; Terms. The aggregate principal amount of Notes which may be authenticated and delivered under this Indenture is unlimited. The Notes may be issued in one or more Series. There shall be established in or pursuant to a Board Resolution, and set forth, or determined in the manner provided, in an Officer’s Certificate of the Company or in a Company Order, or established in one or more indentures supplemental hereto, prior to the issuance of Notes of any Series:

(1) the title of the Notes of such Series (which shall distinguish the Notes of such Series from the Notes of all other Series);

(2) if there is to be a limit, the limit upon the aggregate principal amount of the Notes of such Series that may be authenticated and delivered under this Indenture (except for Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes of such Series and except for any Notes that are deemed never to have been authenticated and delivered hereunder); provided, however, that unless otherwise provided in the terms of such Series, the authorized aggregate principal amount of such Series may be increased before or after the issuance of any Notes of the Series by a Board Resolution (or action pursuant to a Board Resolution) to such effect;

(3) whether any Notes of such Series are to be issuable in the form of Global Notes, whether temporary or permanent, and, if so, whether beneficial owners of interests in any such Global Notes may exchange such interests for Definitive Notes of such Series and of like tenor of any authorized form and denomination and the circumstances under which any such exchanges may occur, and the initial Depositary for any Global Notes of such Series;

(4) any restrictions or other provisions with respect to the transfer or exchange of Notes of such Series, which may amend, supplement, modify or supersede those contained in this Article 2;

(5) the manner in which any interest payable on a temporary Global Note on any Interest Payment Date will be paid if other than in the manner provided in Section 2.11;

(6) the date or dates on which the principal of and premium (if any) on the Notes of such Series is payable or the method of determination thereof;

(7) the rate or rates, or the method of determination thereof, at which the Notes of such Series shall bear interest, if any, the date or dates from which such interest shall accrue, the Interest Payment Dates on which such interest shall be payable and the record date for the interest payable on any Notes on any Interest Payment Date, or if other than provided herein, the Person to whom any interest on Notes of such Series shall be payable;

(8) the place or places where, subject to the provisions of Section 4.04, the principal of, premium (if any) and interest on the Notes of the Series shall be payable;

(9) the period or periods within which, the price or prices (whether denominated in cash, securities or otherwise) at which and the terms and conditions upon which, Notes of such Series may be redeemed, in whole or in part, at the option of the Company, if the Company is to have that option, and the manner in which the Company must exercise any such option, if different from those set forth in Article 3;

(10) whether Notes of such Series are entitled to the benefits of any guarantee of any guarantor, the identity of any such guarantors at the time of initial issuance of the Notes of such Series, whether notations of guarantees are to be included on such Notes and any terms of such guarantee with respect to the Notes of such Series;

(11) the obligation, if any, of the Company to redeem, purchase or repay Notes of such Series pursuant to any sinking fund or analogous provisions or at the option of a holder thereof and the period or periods within which, the price or prices (whether denominated in cash, securities or otherwise) at which and the terms and conditions upon which, Notes of such Series shall be redeemed, purchased or repaid in whole or in part pursuant to such obligation;

(12) if other than denominations of $2,000 principal amount at maturity and any integral multiple of $1,000 in excess thereof, the denomination in which any Notes of such Series shall be issuable;

(13) if other than U.S. dollars, the currency or currencies (including composite currencies) or the form, including equity securities, other debt securities (including Notes), warrants or any other securities or property of the Company or any other Person, in which payment of the principal of, premium (if any) and interest on the Notes of such Series shall be payable;

(14) if the principal of, premium (if any) or interest on the Notes of such Series are to be payable, at the election of the Company or a holder thereof, in a currency or currencies (including composite currencies) other than that in which the Notes are stated to be payable, the currency or currencies (including composite currencies) in which payment of the principal of, premium (if any) and interest on Notes of such Series as to which such election is made shall be payable, and the periods within which and the terms and conditions upon which such election is to be made;

(15) if the amount of payments of principal of, premium (if any) and interest on the Notes of such Series may be determined with reference to any commodities, currencies or indices, values, rates or prices or any other index or formula, the manner in which such amounts shall be determined;

(16) the applicability of, and any addition to or change in, the covenants (and the related definitions) set forth in Articles 4 or 5 which applies to the Notes of such Series;

(17) any deletions or modifications of or additions to the Events of Default set forth in Section 6.01 or any other provision of Article 6 pertaining to the Notes of such Series;

(18) if other than the entire principal amount thereof, the portion of the principal amount of Notes of such Series that shall be payable upon declaration of acceleration of the maturity thereof pursuant to Section 6.02;

(19) any additional means of satisfaction and discharge of this Indenture and any additional conditions or limitations to discharge with respect to Notes of such Series pursuant to Article 8 or any modifications of or deletions from such conditions or limitations;

(20) if applicable, that the Notes of such Series, in whole or any specified part, shall not be defeasible pursuant to Article 8;

(21) if such Notes may be defeased, in whole or in part, pursuant to such Article, any provisions to permit a pledge of obligations other than Government Obligations (or the establishment of other arrangements) to satisfy the requirements of Section 8.02 for defeasance of such Notes and any other provisions applicable to such defeasance;

(22) if the Notes of such Series are to be convertible into or exchangeable for Capital Stock, other debt securities (including Notes), warrants, other equity securities or any other securities or property of the Company or any other Person, at the option of the Company or the holder or upon the occurrence of any condition or event, the terms and conditions for such conversion or exchange;

(23) the terms applicable to Original Issue Discount Notes, including the rate or rates at which original issue discount will accrue; and

(24) any other terms of the Notes of such Series (which terms shall not be prohibited by the provisions of this Indenture).

All Notes of any one Series shall be substantially identical except as to denomination and except as may otherwise be provided in or pursuant to the Board Resolution referred to above and (subject to Section 2.02) set forth, or determined in the manner provided, in the Officer’s Certificate or Company Order referred to above or in any such indenture supplemental hereto.

Section 2.02. Forms Generally. The Notes of each Series shall be in fully registered form and in substantially such form or forms (including temporary or permanent Global Notes) established by or pursuant to a Board Resolution or in one or more indentures supplemental hereto. The Notes may have notations, legends or endorsements required by law, securities exchange rules, the Company’s certificate of incorporation, bylaws or other similar governing documents, agreements to which the Company is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Company). The Notes of each Series shall be issuable in such denominations as shall be specified as contemplated by Section 2.01. In the absence of any such provisions with respect to the Notes of any Series, the Notes of such Series denominated in U.S. dollars shall be issuable in minimum denominations of $2,000 principal amount at maturity and integral multiples of $1,000 in excess thereof.

Section 2.03. Execution and Authentication. One Officer shall sign the Notes for the Company by manual or facsimile signature. If an Officer whose signature is on a Note no longer holds that office at the time the Note is authenticated, the Note shall nevertheless be valid.

A Note shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Notes in accordance with this Section 2.03. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

The Trustee’s certificate of authentication shall be in substantially the following form:

“This is one of the Notes of the Series designated therein referred to in the within-mentioned Indenture.

U.S. Bank National Association, as Trustee

By:
Authorized Signatory”

At any time, from time to time, the Trustee shall upon receipt of a Company Order (an “Authentication Order”) authenticate and deliver any Notes for an aggregate principal amount specified in such Authentication Order for such Notes issued hereunder. Such Company Order may authorize (1) authentication and delivery of Notes of such Series for original issue from time to time, with certain terms (including, without limitation, the maturity dates or dates, original issue date or dates and interest rate or rates) that differ from Note to Note and (2) may authorize authentication and delivery pursuant to oral or electronic instructions from the Company or its duly authorized agent, which instructions shall be promptly confirmed in writing. Prior to the issuance of Notes of any Series, the Trustee shall have received and (subject to Section 7.02) shall be fully protected in relying on: (a) the Board Resolution, Company Order, Officer’s Certificate or supplemental indenture establishing the form or forms of the Notes of such Series or of Notes within such Series and the terms of the Notes of such Series or of Notes within such Series, (b) an Officer’s Certificate complying with Section 10.05, and (c) an Opinion of Counsel complying with Section 10.05. If all the Notes of any Series are not to be issued at one time, it shall not be necessary to deliver an Officer’s Certificate and Opinion of Counsel at the time of issuance of each such Note, but such Officer’s Certificate and Opinion of Counsel shall be delivered at or before the time of issuance of the first Note of the Series to be issued.

The Trustee may appoint one or more authenticating agents reasonably acceptable to the Company to authenticate the Notes. Any such appointment shall be evidenced by an instrument signed by a Responsible Officer, a copy of which shall be furnished to the Company. Unless limited by the terms of such appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent shall have the same rights as an Agent to deal with holders or an Affiliate of the Company. The Trustee hereby appoints U.S. Bank National Association as authenticating agent for the Notes and U.S. Bank National Association accepts such appointment.

Section 2.04. Registrar and Paying Agent. The Company shall maintain an office or agency, where (a) Notes may be presented or surrendered for registration of transfer or for exchange (“Registrar”), (b) Notes may be presented or surrendered for payment and (c) notices and demands to or upon the Company in respect of the Notes and this Indenture may be served, which will initially be 60 Livingston Ave. Mail Station EP-MN-WS2N St. Paul, MN 55107. The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company, upon notice to the Trustee, may have one or more co-registrars and one or more additional paying agents reasonably acceptable to the Trustee. The term “Paying Agent” includes U.S. Bank National Association, as Paying Agent, and any additional paying agent and the term “Registrar” includes U.S. Bank National Association, as Registrar, and any co-registrar. The Company may change the Paying Agent or Registrar without notice to any holder and the Company may act as Paying Agent or Registrar.

The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, which agreement shall incorporate the provisions of the TIA and implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee, in advance, of the name and address of any such Agent. If the Company fails to maintain a Registrar or Paying Agent, or fails to give the foregoing notice, the Trustee shall act as such.

The Company may remove any Registrar or Paying Agent upon written notice to such Registrar or Paying Agent and to the Trustee; provided, however, that no such removal shall become effective until (i) if applicable, acceptance of an appointment by a successor as evidenced by an appropriate agreement entered into by the Company and such successor Registrar or Paying Agent, as the case may be, and delivered to the Trustee or (ii) notification to the Trustee that the Trustee shall serve as Registrar or Paying Agent until the appointment of a successor in accordance with clause (i) above. The Registrar or Paying Agent may resign upon 30 days prior written notice to the Company and the Trustee; provided, however, that the Trustee may resign as Paying Agent or Registrar only if the Trustee also resigns as Trustee in accordance with Section 7.08.

Section 2.05. Paying Agent to Hold Money in Trust. With respect to the Notes of any Series, prior to 12:00 p.m. (noon) New York City time, on each due date of the principal of or interest on any Note, the Company shall deposit with each Paying Agent (or if the Company or a Wholly Owned Subsidiary is acting as Paying Agent, segregate and hold in trust for the benefit of the Persons entitled thereto) a sum sufficient to pay such principal or interest when so becoming due. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that a Paying Agent shall hold in trust for the benefit of holders or the Trustee all money held by a Paying Agent for the payment of principal of and interest on the Notes of any Series, and shall notify the Trustee of any default by the Company in making any such payment. If the Company or a Wholly Owned Subsidiary of the Company acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it in trust for the benefit of the Persons entitled thereto. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by such Paying Agent. Upon complying with this Section 2.05, a Paying Agent shall have no further liability for the money delivered to the Trustee.

Section 2.06. Holder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of holders of each Series of Notes. If the Trustee is not the Registrar, the Company shall furnish, or cause the Registrar to furnish, to the Trustee, in writing at least five Business Days before each Interest Payment Date with respect to a Series of Notes and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of holders of such Series.

Section 2.07. Transfer and Exchange.

(a) Transfer and Exchange of Global Notes. Except as otherwise set forth in this Section 2.07, a Global Note may be transferred, in whole and not in part, only to another nominee of the Depositary or to a successor thereto or a nominee of such successor thereto. A beneficial interest in a Global Note of any Series may not be exchanged for a Definitive Note unless (A) the Depositary (x) notifies the Company that it is unwilling or unable to continue as Depositary for such Global Note or (y) has ceased to be a clearing agency registered under the Exchange Act, and, in either case, a successor Depositary is not appointed by the Company within 120 days, (B) if the Company elects to exchange all Global Notes of such Series for Definitive Notes or (C) there shall have occurred and be continuing a Default with respect to the Notes of such Series and the Indirect Participant or Participant requests such exchange in writing delivered through the Depositary. Upon the occurrence of any of the preceding events in (A), (B) or (C) above, Definitive Notes delivered in exchange for any Global Note or beneficial interests therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of the Depositary (in accordance with its customary procedures). Global Notes also may be exchanged or replaced, in whole or in part, as provided in Section 2.08. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.07 or Section 2.08, shall be authenticated and delivered in the form of, and shall be, a Global Note, except for Definitive Notes issued subsequent to any of the preceding events in (A), (B) or (C) above and pursuant to the Officer’s Certificate of the Company, Company Order, or one or more indentures supplemental hereto. A Global Note may not be exchanged for another Note other than as provided in this Section 2.07(a); provided, however, beneficial interests in a Global Note may be transferred and exchanged as provided for such Series of Notes in the Officer’s Certificate of the Company, Company Order, or indentures supplemental hereto.

(b) Global Note Legend. Unless specifically stated otherwise in the applicable provisions of this Indenture or the Officer’s Certificate of the Company, Company Order, or one or more indentures supplemental hereto applicable to such Series of Notes, each Global Note representing Notes of any Series shall bear a legend in substantially the following form:

“THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES

EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.05(c) OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.07(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.10 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE ISSUER. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”

(c) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note shall be returned to or retained and canceled by the Trustee and/or Registrar in accordance with Section 2.10. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Registrar or by the Depositary at the direction of the Registrar to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Registrar or by the Depositary at the direction of the Registrar to reflect such increase.

(d) General Provisions Relating to Transfers and Exchanges. Unless specifically stated otherwise in the Officer’s Certificate of the Company, Company Order, or one or more indentures supplemental hereto applicable to such Series of Notes, the following provisions shall apply to transfers and exchanges of Notes.

(i) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Global Notes and Definitive Notes upon receipt of an Authentication Order in accordance with Section 2.03 or at the Registrar’s request.

(ii) No service charge shall be made to a holder of a beneficial interest in a Global Note or to a holder of a Definitive Note for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.08, 3.07 and 9.05).

(iii) Neither the Registrar nor the Company shall be required to register the transfer of or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

(iv) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under the Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

(v) The Company shall not be required (A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.03 and ending at the close of business on the day of selection or (B) to register the transfer of or to exchange a Note between a record date and the next succeeding Interest Payment Date.

(vi) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of (and premium, if any) and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.

(vii) Upon surrender for registration of transfer of any Note at the office or agency of the Company designated pursuant to Section 4.04, the Company shall execute, and, upon receipt of an Authentication Order in accordance with Section 2.03, the Trustee shall authenticate and the Registrar shall mail, in the name of the designated transferee or transferees, one or more replacement Notes of any authorized denomination or denominations of a like aggregate principal amount.

(viii) At the option of the holder, Notes may be exchanged for other Notes of any authorized denomination or denominations of a like aggregate principal amount upon surrender of the Notes to be exchanged at such office or agency. Whenever any Global Notes or Definitive Notes are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and the Registrar shall mail, the replacement Global Notes and Definitive Notes which the holder making the exchange is entitled to in accordance with the provisions of Section 2.03.

(ix) All certifications, certificates, Officer’s Certificates and Opinions of Counsel required to be submitted to the Registrar and/or Trustee pursuant to this Section 2.07 to effect a registration of transfer or exchange may be submitted by facsimile.

(x) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depositary Participants or beneficial owners of interests in any Global Notes) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof. Neither the Trustee nor any Agent shall have any responsibility for any actions taken or not taken by the Depositary.

(xi) Any request to the Trustee shall be in writing and may be transmitted electronically.

Section 2.08. Replacement Notes. If a mutilated Note is surrendered to the Registrar or if the holder of a Note claims that the Note has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Note if the requirements of Section 8-405 of the Uniform Commercial Code are met, such that the holder (a) satisfies the Company and the Trustee within a reasonable time after such holder has notice of such loss, destruction or wrongful taking and the Registrar does not register a transfer prior to receiving such notification, (b) makes such request to the Company and the Trustee prior to the Note being acquired by a protected purchaser as defined in Section 8-303 of the Uniform Commercial Code (a “protected purchaser”) and (c) satisfies any other reasonable requirements of the Trustee. If required by the Trustee or the Company, such holder shall furnish an indemnity bond sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, a Paying Agent and the Registrar from any loss or liability that any of them may suffer if a Note is replaced and subsequently presented or claimed for payment. The Company and the Trustee may charge the holder for their expenses in replacing a Note (including without limitation, attorneys’ fees and disbursements in replacing such Note). In the event any such mutilated, lost, destroyed or wrongfully taken Note has become or is about to become due and payable, or is about to be redeemed or repurchased by the Company pursuant to this Indenture, the Company in its discretion may pay such Note instead of issuing a new Note in replacement thereof.

Every replacement Note is an additional Obligation of the Company.

The provisions of this Section 2.08 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, lost, destroyed or wrongfully taken Notes.

Section 2.09. Outstanding Notes. Notes outstanding at any time are all Notes authenticated by the Trustee except for those canceled by the Trustee and/or Registrar, those delivered to it for cancellation and those described in this Section 2.09 as not outstanding. Subject to Section 10.06, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note.

If a Note is replaced pursuant to Section 2.08 (other than a mutilated Note surrendered for replacement), it ceases to be outstanding unless the Trustee and the Company receive proof satisfactory to them that the replaced Note is held by a protected purchaser. A mutilated Note ceases to be outstanding upon surrender of such Note and replacement thereof pursuant to Section 2.08.

If a Paying Agent segregates and holds in trust, in accordance with this Indenture, on a redemption date, repurchase date or maturity date money sufficient to pay all principal and interest payable on that date with respect to the Notes (or portions thereof) to be redeemed, repurchased or maturing, as the case may be, and no Paying Agent is prohibited from paying such money to the holders on that date pursuant to the terms of this Indenture, then on and after that date such Notes (or portions thereof) cease to be outstanding and interest on them ceases to accrue.

Section 2.10. Cancellation. The Company at any time may deliver Notes to the Trustee and/or Registrar for cancellation. The Trustee and/or Registrar and each Paying Agent and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment or cancellation and shall dispose of canceled Notes in accordance with its customary procedures. The Trustee and/or Registrar and each Paying Agent shall give written notice to the Trustee of any Notes delivered to them and cancelled. Subject to Section 2.08, the Company may not issue new Notes to replace Notes it has redeemed, paid or delivered to the Trustee and/or Registrar for cancellation. The Trustee shall not authenticate Notes in place of canceled Notes other than pursuant to the terms of this Indenture. However, if the Company shall acquire any of the Notes, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such Notes unless and until the same are surrendered to the Trustee for cancellation pursuant to this Section 2.10.

Section 2.11. Payment of Interest; Defaulted Interest. Unless otherwise provided as contemplated by Section 2.01 with respect to the Notes of any Series, interest, if any, on any Note of such Series which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name such Note (or one or more predecessor Notes) is registered at the close of business on the regular record date for such interest at the office or agency of the Company maintained for such purpose pursuant to Section 2.04. Unless otherwise provided as contemplated by Section 2.01 with respect to the Notes of any Series, if the Company defaults in a payment of interest on the Notes, the Company shall pay the defaulted interest then borne by the Notes (plus interest on such defaulted interest to the extent lawful) in any lawful manner. The Company may pay the defaulted interest to the Persons who are holders on a subsequent special record date. The Company shall fix or cause to be fixed any such special record date and payment date to the reasonable satisfaction of the Trustee and shall promptly mail or cause to be mailed to each affected holder a notice that states the special record date, the payment date and the amount of defaulted interest to be paid.

Section 2.12. CUSIP Numbers, ISINs, Etc. The Company in issuing the Notes of any Series may use CUSIP numbers, ISINs and “Common Code” numbers (if then generally in use) and, if so, the Trustee shall use CUSIP numbers, ISINs and Common Code numbers in notices of redemption or optional repurchase as a convenience to holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers, either as printed on the Notes of such Series or as contained in any notice of a redemption or optional repurchase, that reliance may be placed only on the other identification numbers printed on the Notes and that any such redemption or optional repurchase shall not be affected by any defect in or omission of such numbers. The Company shall advise the Trustee of any change in the CUSIP numbers, ISINs and Common Code numbers.

Section 2.13. Calculation of Principal Amount of Notes. The aggregate principal amount of the Notes of any Series, at any date of determination, shall be the principal amount of the Notes of such Series at such date of determination. With respect to any matter requiring consent, waiver, approval or other action of the holders of a specified percentage of the principal amount of all the Notes of a Series, such percentage shall be calculated, on the relevant date of determination, by dividing (a) the principal amount, as of such date of determination, of the Notes of such Series, the holders of which have so consented, by (b) the aggregate principal amount, as of such date of determination, of the Notes of such Series then outstanding, in each case, as determined in accordance with the preceding sentence, Section 2.09 and Section 10.06 of this Indenture. Any such calculation made pursuant to this Section 2.13 shall be made by the Company and delivered to the Trustee pursuant to an Officer’s Certificate.

In determining whether the holders of the requisite principal amount of outstanding Notes have given any request, demand, authorization, direction, notice, consent or waiver hereunder, the principal amount of an Original Issue Discount Note that shall be deemed to be outstanding for such purposes shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon a declaration of acceleration of the maturity thereof pursuant to Section 6.02.

ARTICLE 3

REDEMPTION

Section 3.01. Applicability of Article. Redemption of Notes of any Series at the election of the Company or otherwise, as permitted or required by any provision of this Indenture or the Officer’s Certificate of the Company, Company Order, or one or more indentures supplemental hereto applicable to such Series of Notes, shall be made in accordance with such provision and (except as otherwise provided as contemplated by Section 2.01 with respect to the Notes of any Series) this Article 3.

Section 3.02. Notices to Trustee. If the Company elects to redeem Notes of any Series pursuant to the optional redemption provisions of such Series, it shall notify the Trustee, Registrar and each Paying Agent in writing of (a) the Section of this Indenture or the paragraph of the Notes of such Series pursuant to which the redemption shall occur, (b) the redemption date, (c) the principal amount of Notes of such Series to be redeemed and (d) the redemption price. The Company shall give notice to the Trustee provided for in this paragraph at least 45 days but not more than 60 days before a redemption date, unless a shorter period is acceptable to the Trustee. Such notice shall be accompanied by an Officer’s Certificate and Opinion of Counsel from the Company to the effect that such redemption will comply with the conditions herein, as well as such notice required to be delivered under Section 3.04 below. If fewer than all the Notes of a Series are to be redeemed, the record date relating to such redemption shall be selected by the Company and given to the Trustee, which record date shall be not fewer than 15 days after the date of notice to the Trustee. Any such notice may be canceled at any time prior to notice of such redemption being mailed to any holder and shall thereby be void and of no effect.

Section 3.03. Selection of Notes to be Redeemed. Selection of Notes for redemption will be made by the Trustee on a pro rata basis, by lot or by such other method as the Trustee shall deem appropriate in accordance with industry standards at the time of such redemption or otherwise in accordance with the procedures of the Depositary to the extent practicable; provided that no Notes of $2,000 principal amount at maturity or less shall be redeemed in part.

If less than all the Notes of a Series are to be redeemed at any time and the Notes are in the form of Global Notes, the Depositary will select the Notes of such Series to be redeemed in accordance with its procedures. If the Notes are not in the form of Global Notes held by the Depositary, the Trustee will select the Notes of such Series for redemption on a pro rata basis, by lot or by such method as the Trustee shall deem appropriate in accordance with industry standards at the time of such redemption.

Section 3.04. Notice of Optional Redemption.

(a) At least 30 days but not more than 60 days before a redemption date pursuant to the optional redemption provisions of any Series of Notes, the Company shall mail or cause to be mailed by first-class mail a notice of redemption to each holder whose Notes are to be redeemed. The Company may provide in any such notice that payment of the redemption price or performance of its obligations with respect to the redemption or purchase may be performed by another Person.

Any such notice shall identify the Notes of the applicable Series to be redeemed and shall state:

(i) the redemption date, and any conditions precedent to such redemption;

(ii) the redemption price or the formula for determining the redemption price and the amount of accrued interest, if any, to the redemption date;

(iii) the name and address of the Paying Agent;

(iv) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(v) if fewer than all the outstanding Notes of the applicable Series are to be redeemed, the certificate numbers and principal amounts of the particular Notes of such Series to be redeemed, the aggregate principal amount of Notes of such Series to be redeemed and the aggregate principal amount of Notes of such Series to be outstanding after such partial redemption;

(vi) that, unless the Company defaults in making such redemption payment or the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture, interest on Notes (or a portion thereof) called for redemption ceases to accrue on and after the redemption date;

(vii) the CUSIP number, ISIN and/or “Common Code” number, if any, printed on the Notes being redeemed; and

(viii) that no representation is made as to the correctness or accuracy of the CUSIP number or ISIN and/or “Common Code” number, if any, listed in such notice or printed on the Notes.

(b) At the Company’s request, the Registrar and each Paying Agent shall give the notice of redemption in the Company’s name and at the Company’s expense. In such event, the Company shall provide the Trustee, Registrar and each Paying Agent with the information required by this Section at least one Business Day prior to the date such notice is to be provided to holders in the final form such notice is to be delivered to holders and such notice may not be canceled.

Section 3.05. Effect of Notice of Redemption.

(a) Once notice of redemption is mailed in accordance with Section 3.04, unless such redemption is subject to any conditions pursuant to clause (b) below, Notes called for redemption become due and payable on the redemption date and at the redemption price set forth in or calculated in accordance with the notice. Upon surrender to the Paying Agent, such Notes shall be paid at the redemption price set forth in or calculated in accordance with the notice. Failure to give notice or any defect in the notice to any holder shall not affect the validity of the notice to any other holder.

(b) Any notice of redemption may be given prior to the completion of any event or transaction related to such redemption, and any such redemption or notice may, at the Company’s discretion, be subject to one or more conditions precedent. In addition, if such redemption or notice is subject to satisfaction of one or more conditions precedent, such notice shall state that, in the Company’s discretion, the redemption date may be delayed until such time as any or all such conditions shall be satisfied, or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the redemption date, or by the redemption date so delayed.

Section 3.06. Deposit of Redemption Price. With respect to any Notes, prior to 11:00 a.m. New York City time, on each due date, the Company shall deposit with the Paying Agent U.S. Legal Tender (or any other applicable currency specified in accordance with Section 2.01) funds sufficient to pay the redemption price of, plus accrued and unpaid interest on, the Notes to be redeemed on that date. The Paying Agent shall promptly return to the Company any U.S. Legal Tender (or any other applicable currency specified in accordance with Section 2.01) so deposited that is not required for that purpose, except with respect to monies owed as Obligations to the Trustee pursuant to Article 7.

Unless the Company fails to comply with the preceding paragraph and defaults in the payment of such redemption price, interest on the Notes to be redeemed will cease to accrue on and after the applicable redemption date, whether or not such Notes are presented for payment.

Section 3.07. Notes Redeemed in Part. Upon surrender of a Note that is redeemed in part, the Company shall issue and, upon receipt of an Authentication Order, the Trustee shall authenticate for the holder at the expense of the Company a new Note of such Series in a principal amount equal to the unredeemed portion of the original Note in the name of the holder thereof upon cancellation of the original Note.

ARTICLE 4

COVENANTS

Section 4.01. Payment of Notes. The Company shall promptly pay the principal of and interest on the Notes of a Series on the dates and in the manner provided in the Notes of such Series and in this Indenture. An installment of principal of or interest shall be considered paid on the date due if on such date the Trustee or the Paying Agent holds as of 12:00 p.m. (noon) New York City time money sufficient to pay all principal and interest then due on the applicable Notes and the Trustee or the Paying Agent, as the case may be, is not prohibited from paying such money to the holders on that date pursuant to the terms of this Indenture.

The Company shall pay interest on overdue principal at the rate specified therefor in the Notes of a Series, and it shall pay interest on overdue installments of interest at the same rate borne by the Notes of such Series to the extent lawful.

Notwithstanding anything to the contrary contained in this Indenture, the Company may, to the extent it is required to do so by law, deduct or withhold income or other similar taxes imposed by the United States of America from principal or interest payments hereunder.

Section 4.02. Reports and Other Information.

(a) So long as Notes of any Series are outstanding, unless otherwise indicated in a Board Resolution, an Officer’s Certificate or a supplemental indenture hereto, notwithstanding that the Company may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company shall furnish to the Trustee and the holders copies of such annual reports and such information, documents and other reports as are specified in Sections 13 and 15(d) of the Exchange Act and applicable to a domestic registrant subject to such Sections.

(b) Notwithstanding the foregoing, the Company will be deemed to have furnished such reports referred to in clause (a) above to the Trustee and holders if the Company has filed such reports with the SEC via the EDGAR filing system (or any successor system) or if the Company is not subject to reporting under Section 13 or 15(d) of the Exchange Act and is not permitted to file such reports with the SEC, if the Company posts such reports on its publicly-available website.

(c) Reports by the Company delivered to the Trustee should be considered for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates).

Section 4.03. Compliance Certificate. So long as Notes of any Series are outstanding, the Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company, beginning with the fiscal year ending on September 30, 2013, an Officer’s Certificate stating that in the course of the performance by the signer of his or her duties as an Officer of the Company he or she would normally have knowledge of any Default and whether or not the signer knows of any Default that occurred during such period. If he or she does, the certificate shall describe the Default, its status and what action the Company is taking or proposes to take with respect thereto. The Company also shall comply with Section 314(a)(4) of the TIA. Except with respect to receipt of payments of principal and interest on the Notes and any Default or Event of Default information contained in the Officer’s Certificate delivered to it pursuant to this Section 4.03, the Trustee shall have no duty to review, ascertain or confirm the Company’s compliance with or the breach of any representation, warranty or covenant made in this Indenture.

Section 4.04. Maintenance of Office or Agency.

(a) The Company shall maintain an office or agency (which may be an office of the Trustee or an affiliate of the Trustee or Registrar) where Notes of a Series may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes of such Series and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the corporate trust office of the Trustee as set forth in Section 10.02.

(b) The Company may also from time to time designate one or more other offices or agencies where the Notes of a Series may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

(c) The Company hereby designates the corporate trust office of the Trustee or its agent as such office or agency of the Company in accordance with Section 2.04.

ARTICLE 5

SUCCESSOR COMPANY

Section 5.01. When Company May Merge or Transfer Assets.

(a) The Company may consolidate or merge with or into any other corporation, or lease, sell or transfer all or substantially all of its property and assets if:

(i) the corporation formed by such consolidation or into which the Company is merged, or the party which acquires by lease, sale or transfer all or substantially all of the Company’s property and assets is a corporation organized and existing under the laws of the United States, any state in the United States or the District of Columbia;

(ii) the corporation formed by such consolidation or into which the Company is merged, or the party which acquires by lease, sale or transfer all or substantially all of the Company’s property and assets, agrees to pay the principal of, and any premium and interest on, each Series of the Notes, perform and observe all covenants and conditions of the Indenture by executing and delivering to the Trustee a supplemental indenture and assumes all of the Company’s obligations under any applicable registration rights agreement; and

(iii) immediately after giving effect to such transaction and treating Indebtedness which becomes the Company’s obligation or an obligation of a Subsidiary (other than an Excluded Subsidiary) as a result of such transaction as having been incurred by the Company or such Subsidiary at the time of such transaction, no Default or Event of Default has happened and is continuing.

Section 5.02. Successor Company Substituted. In case of any such consolidation, merger, lease, sale or transfer in accordance with Section 5.01, and the execution of any requisites supplemental indenture, such successor corporation shall succeed to and be substituted for and may exercise every right and power of the Company under this Indenture with the same effect as if it had been named as the Company herein, and thereupon the predecessor entity shall be relieved of all obligations and covenants under this Indenture and the Notes.

Nothing contained in this Indenture or in any of the Notes shall prevent the Company from any consolidation, merger, lease, sale transfer or other disposition of property and assets solely between or among the Company and one or more Subsidiaries (other than an Excluded Subsidiary).

ARTICLE 6

DEFAULTS AND REMEDIES

Section 6.01. Events of Default. Unless either inapplicable to a particular Series of Notes or specifically deleted or modified in or pursuant to the supplemental indenture, Board Resolution, Officer’s Certificate or Company Order establishing such Series of Notes or in the form of Note for such Series, an “Event of Default” with respect to Notes of any Series occurs if:

(a) there is a failure to pay interest upon the Notes of such Series that continues for a period of 30 days after payment is due;

(b) there is a failure to pay the principal or premium, if any, on the Notes of such Series when due upon maturity, redemption, acceleration or otherwise;

(c) there is a failure to comply with any of the Company’s or any Subsidiary’s other agreements contained in this Indenture applicable to the Notes of such Series (other than a covenant or warranty a default in whose performance or whose breach is elsewhere in this Section 6.01 specifically dealt with), for a period of 90 days after written notice to the Company of such failure from the Trustee (or to the Company and the Trustee from the holders of at least 25% of the principal amount of the Notes of such Series then outstanding to which such agreements relate) specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder;

(d) there is a failure by the Company or any Subsidiary to pay any Indebtedness (other than Indebtedness owing to the Company or a Subsidiary) within any applicable grace period after final maturity or the acceleration of any such Indebtedness by the holders thereof because of a default, in each case, if the total amount of such Indebtedness unpaid or accelerated exceeds $100.0 million or its foreign currency equivalent; or

(e) the Company pursuant to or within the meaning of any Bankruptcy Law:

(i) commences a voluntary insolvency proceeding;

(ii) consents to the entry of an order for relief against it in an involuntary insolvency proceeding or consents to its dissolution or winding-up;

(iii) consents to the appointment of a Custodian of it or for any substantial part of its property; or

(iv) makes a general assignment for the benefit of its creditors or takes any comparable action under any foreign laws relating to insolvency; or

(f) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(i) is for relief against the Company in an involuntary case;

(ii) appoints a Custodian of the Company or for any substantial part of its property;

(iii) orders the winding up or liquidation of the Company; or

(iv) orders the presentation of any plan or arrangement, compromise or reorganization of the Company;

or any similar relief is granted under any foreign laws and the order or decree remains unstayed and in effect for 60 days.

The foregoing shall constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

The term “Bankruptcy Law” means Title 11, United States Code, or any similar Federal or state law for the relief of debtors. The term “Custodian” means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

For the avoidance of doubt, a Default under one Series of Notes is not automatically a Default under any other Series of Notes.

The Company shall deliver to the Trustee, within five (5) Business Days after the occurrence thereof, written notice in the form of an Officer’s Certificate of any event which is, or with the giving of notice or the lapse of time or both would become, an Event of Default, its status and what action the Company is taking or propose to take with respect thereto.

Section 6.02. Acceleration; Rescission. If an Event of Default (other than an Event of Default specified in Section 6.01(e) or 6.01(f) hereof with respect to the Company) occurs and is continuing with respect to any Series of Notes, the Trustee or the holders of at least 25% in aggregate principal amount of outstanding Notes of such Series, by notice to the Company may declare the principal (or, in the case of Original Issue Discount Notes, the portion thereby specified in the terms of such Note) of, premium, if any, and accrued but unpaid interest on all the Notes of such Series to be due and payable. Upon such a declaration, such amounts with respect to a Series of Notes shall be due and payable immediately. If an Event of Default specified in Section 6.01(e) or 6.01(f) with respect to the Company occurs, the principal of (or, in the case of Original Issue Discount Notes, the portion thereby specified in the terms of such Note) premium, if any, and interest on all the Notes will become immediately due and payable without any declaration or other act on the part of the Trustee or any holders.

After any such acceleration, but before a judgment or decree based on acceleration is obtained by the Trustee, the registered holders of a majority in aggregate principal amount of the then outstanding Notes of a Series may rescind and annul such acceleration (i) if the rescission would not conflict with any judgment or decree, (ii) if all existing Events of Default with respect to such Series have been cured or waived except nonpayment of principal, premium or interest that has become due solely because of the acceleration, (iii) to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid, (iv) if the Company has paid the Trustee its reasonable compensation and reimbursed the Trustee for its expenses, disbursements and advances and all other amounts due to the Trustee under Section 7.07, (v) in the event of the cure or waiver of an Event of Default of the type described in either Section 6.01(e) or 6.01(f), the Trustee shall have received an Officer’s Certificate to the effect that such Event of Default has been cured or waived and (vi) in the event of any Event of Default specified in Section 6.01(d) the Trustee shall have received an Officer’s Certificate to the effect that (x) the Indebtedness that is the basis for such Event of Default has been discharged or (y) the holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default or (z) the default that is the basis for such Event of Default has been cured, it being understood that in no event shall an acceleration of the principal amount of the Notes as described above be annulled, waived or rescinded upon the happening of any such events. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

Subject to Section 7.01, in case an Event of Default shall occur and be continuing with respect to any Series of the Notes, the Trustee shall be under no obligation to exercise any of its rights or powers under this Indenture at the request or direction of any of the holders of Notes of such Series, unless such holders shall have offered to the Trustee security or indemnity reasonably satisfactory to it.

Section 6.03. Other Remedies. If an Event of Default occurs and is continuing with respect to any Series of the Notes, the Trustee may pursue any available remedy at law or in equity to collect the payment of principal of (or, in the case of Original Issue Discount Notes, the portion thereby specified in the terms of such Note) or interest on the Notes of such Series or to enforce the performance of any provision of the Notes of such Series or this Indenture applicable thereto.

The Trustee may maintain a proceeding even if it does not possess any of the Notes of a Series or does not produce any of them in the proceeding. A delay or omission by the Trustee or any holder in exercising any right or remedy accruing upon an Event of Default with respect to any Series of Notes shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. To the extent required by law, all available remedies are cumulative.

Section 6.04. Waiver of Past Defaults. Provided the Notes of such Series are not then due and payable by reason of a declaration of acceleration, the holders of a majority in principal amount of the Notes of a Series by written notice to the Trustee may waive an existing Default and its consequences except (a) a Default in the payment of the principal of (or, in the case of Original Issue Discount Notes, the portion thereby specified in the terms of such Note) or interest on a Note of such Series, (b) a Default arising from the failure to redeem or purchase any Note of such Series when required pursuant to the terms of this Indenture or (c) a Default in respect of a provision that under Section 9.02 cannot be amended without the consent of each holder affected. When a Default is waived, it is deemed cured and the Company, the Trustee and the holders will be restored to their former positions and rights under this Indenture, but no such waiver shall extend to any subsequent or other Default or impair any consequent right. Any such waiver may be obtained in connection with a purchase of, or tender offer or exchange offer for, Notes.

Section 6.05. Control by Majority. The holders of a majority in principal amount of Notes of any Series may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee with respect to such Series. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, if the Trustee, being advised by counsel, determines that the action or proceeding so directed may not lawfully be taken or if the Trustee in good faith by its board of directors or trustees, executive committee, or a trust committee of directors or trustees and/or Responsible Officers shall determine that the action or proceeding so directed would involve the Trustee in personal liability or expense for which it is not adequately indemnified, or subject to Section 7.01, that the Trustee determines is unduly prejudicial to the rights of any other holder of the applicable Series or that would involve the Trustee in personal liability. Prior to taking any action under this Indenture, the Trustee shall be entitled to indemnification and security reasonably satisfactory to it against all losses and expenses caused by taking or not taking such action.

Section 6.06. Limitation on Suits.

(a) No holder of any Note of any Series will have any right to institute any proceeding with respect to this Indenture, or for the appointment of a receiver or trustee, or for any remedy hereunder, unless:

(i) the holder gives the Trustee written notice of a continuing Event of Default with respect to the Notes of such Series,

(ii) the holders of at least 25% in aggregate principal amount of the outstanding Notes of such Series make a written request to the Trustee to institute such proceeding or pursue such remedy as trustee,

(iii) such holder or holders offer the Trustee security or indemnity reasonably satisfactory to the Trustee against any costs, liability or expense,

(iv) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity, and

(v) during such 60-day period the holders of at least a majority in aggregate principal amount of the outstanding Notes of such Series do not give the Trustee a direction that is inconsistent with the request.

However, such limitations do not apply to a suit instituted by a holder of any Note for enforcement of payment of the principal of (or, in the case of Original Issue Discount Notes, the portion thereby specified in the terms of such Note), and premium, if any, or interest on, such Note on or after the respective due date expressed in such Note.

(b) A holder of Notes of any Series may not use this Indenture to prejudice the rights of another holder or to obtain a preference or priority over another holder of such Series.

Section 6.07. Rights of the Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any holder to receive payment of principal of (or, in the case of Original Issue Discount Notes, the portion thereby specified in the terms of such Note) and interest on the Notes held by such holder, on or after the respective due dates expressed or provided for in the Notes, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such holder.

Section 6.08. Collection Suit by Trustee. If an Event of Default specified in Section 6.01(a) or (b) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or any other obligor on the Notes of such Series for the whole amount then due and owing (together with interest on overdue principal and (to the extent lawful) on any unpaid interest at the rate provided for in the applicable Notes of such Series) and the amounts provided for in Section 7.07.

Section 6.09. Trustee May File Proofs of Claim. The Trustee may file such proofs of claim, statements of interest and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for reasonable compensation, expenses disbursements and advances of the Trustee (including counsel, accountants, experts or such other professionals as the Trustee deems necessary, advisable or appropriate)) and the holders of Notes allowed in any judicial proceedings relative to the Company, its creditors or its property, shall be entitled to participate as a member, voting or otherwise, of any official committee of creditors appointed in such matters and, unless prohibited by law or applicable regulations, may vote on behalf of the holders of Notes in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each holder of Notes to make payments to the Trustee and, in the event that the

Trustee shall consent to the making of such payments directly to the holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.07.

Section 6.10. Priorities. Any money or property collected by the Trustee pursuant to this Article 6 and any other money or property distributable in respect of the Company’s obligations under this Indenture in respect of any Series of Notes after an Event of Default shall be applied in the following order:

FIRST: to the Trustee, its agents, professionals and counsel and the Agents for amounts due under this Indenture;

SECOND: to the holders for amounts due and unpaid on the Notes of such Series in respect of which or for the benefit of which such money has been collected, for principal (or, in the case of Original Issue Discount Notes, the portion thereby specified in the terms of such Note), premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes of such Series for principal (or, in the case of Original Issue Discount Notes, the portion thereby specified in the terms of such Note) and interest, respectively; and

THIRD: to the Company.

The Trustee may fix a record date and payment date for any payment to the holders of Notes pursuant to this Section 6.10. At least 15 days before such record date, the Trustee shall mail to each holder affected thereby and the Company a notice that states the record date, the payment date and amount to be paid.

Section 6.11. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a holder pursuant to Section 6.07 or a suit by holders of more than 10% in principal amount of the Notes of any Series.

Section 6.12. Waiver of Stay or Extension Laws. The Company (to the extent it may lawfully do so) shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE 7

TRUSTEE AND AGENTS

Section 7.01. Duties of Trustee.

(a) The Trustee, prior to the occurrence of an Event of Default with respect to the Notes of any Series and after the curing or waiving of all Events of Default which may have occurred with respect to such Series, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture. If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in them by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b) Except during the continuance of an Event of Default with respect to the Notes of any Series:

(i) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture with respect to such Series and no implied covenants or obligations shall be read into this Indenture against the Trustee (it being agreed that the permissive right of the Trustee to do things enumerated in this Indenture shall not be construed as a duty); and

(ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. The Trustee shall be under no duty to make any investigation as to any statement contained in any such instance, but may accept the same as conclusive evidence of the truth and accuracy of such statement or the correctness of such opinions. However, in the case of certificates or opinions required by any provision hereof to be provided to it, the Trustee shall examine such certificates and opinions to determine whether or not they conform on their face to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(i) this paragraph does not limit the effect of Section 7.01(b);

(ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or Agent unless it is proved that the Trustee was negligent in ascertaining the pertinent facts;

(iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05; and

(iv) no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial or personal liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers.

(d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section 7.01.

(e) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.

(f) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law or any other provision of this Indenture.

(g) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section and the Trustee shall be subject to the provisions of the TIA.

(h) Unless otherwise specifically provided in this Indenture, any demand, request or direction from the Company shall be sufficient if evidenced by a Company Order.

Section 7.02. Rights of Trustee.

(a) The Trustee may conclusively rely on any document (whether in its original, facsimile form or in PDF format) believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

(b) Before the Trustee acts or refrains from acting, it may require an Officer’s Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officer’s Certificate or Opinion of Counsel.

(c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

(d) The Trustee shall not be responsible or liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers conferred upon it by this Indenture; provided, however, that the Trustee’s conduct does not constitute willful misconduct or negligence.

(e) The Trustee may consult with counsel of its own selection and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Notes shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

(f) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, debenture, note or other paper or document unless requested in writing to do so by the holders of not less than a majority in principal amount of the Notes of any Series at the time outstanding, but the Trustee, in its discretion, may (but shall not be obligated to) make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, the Trustee shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney, at the expense of the Company and shall incur no liability of any kind by reason of such inquiry or investigation. Any and all notices, instructions, demands, requests, consents, appraisals, correspondence or other communications shall be in writing and delivered in accordance with Section 10.02.

(g) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the holders pursuant to this Indenture, unless such holders shall have offered to the Trustee security and indemnity reasonably satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

(h) The rights, privileges, protections, immunities and benefits given to the Trustee, including its right to be indemnified, are extended to, and shall be enforceable by, the Trustee and Agents in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

(i) The Trustee shall not be responsible or liable for any action taken or omitted by it in good faith at the direction of the holders of not less than a majority in principal amount of the Notes of any Series as to the time, method and place of conducting any proceedings for any remedy available to the Trustee or the exercising of any power conferred by this Indenture in respect of the Notes of such Series.

(j) Any action taken, or omitted to be taken, by the Trustee in good faith pursuant to this Indenture upon the request or authority or consent of any person who, at the time of making such request or giving such authority or consent, is the holder of any Note shall be conclusive and binding upon future holders of such Notes and upon such Notes executed and delivered in exchange therefor or in place thereof.

(k) The Trustee shall not be deemed to have notice of any Default or Event of Default with respect to any Series of Notes unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice from the Company or the holders of at least 25% in aggregate principal amount of the Notes of such Series then outstanding of any event which is in fact such a Default is received by the Trustee at the Corporate Office of the Trustee, and such notice references the Notes of such Series and this Indenture.

(l) The Trustee may request that the Company deliver an Officer’s Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officer’s Certificate may be signed by any Person authorized to sign an Officer’s Certificate, including any Person specified as so authorized in any such certificate previously delivered and not superseded.

(m) The Trustee shall not be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(n) The Trustee shall not be required to give any bond or surety in respect of the execution of the trusts and powers under this Indenture.

(o) The Trustee shall not be responsible or liable for any failure or delay in the performance of its obligations under this Indenture arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including, without limitation, acts of God; earthquakes; fire; flood; terrorism; wars and other military disturbances; sabotage; epidemics; riots; interruptions; loss or malfunction of utilities, computer (hardware or software) or communication services; accidents; labor disputes; and acts of civil or military authorities and governmental action.

Section 7.03. Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent or Registrar may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

Section 7.04. Trustee’s Disclaimer. The Trustee shall not be responsible for and make no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company’s use of the proceeds from the Notes, and it shall not be responsible for any statement of the Company in this Indenture or in any document issued in connection with the sale of the Notes or in the Notes other than the Trustee’s certificate of authentication. The Trustee shall not be charged with knowledge of any Default or Event of Default under Sections 6.01(c)-6.01(f) or of the identity of any Subsidiary unless either (a) a Responsible Officer shall have actual knowledge thereof or (b) the Trustee shall have received written notice thereof in accordance with Section 10.02 hereof from the Company or any holder. In accepting the trust hereby created, the Trustee acts solely as Trustee for the holders of the Notes and not in their respective individual capacities and all persons, including without limitation the holders of Notes and the Company having any claim against the Trustee arising from this Indenture shall look only to the funds and accounts held by the Trustee hereunder for payment except as otherwise provided herein.

Section 7.05. Notice of Defaults. If a Default with respect to the Notes of any Series occurs and is continuing and if it is actually known to the Trustee, the Trustee shall mail to each holder of Notes of such Series notice of the Default within the earlier of 90 days after it occurs or 30 days after it is actually known to a Responsible Officer or written notice of it is received by the Trustee, unless the Default was already cured or waived. Except in the case of a Default in the payment of principal of, premium (if any) or interest on any Note of any Series, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the holders of such Series.

Section 7.06. Reports by Trustee to the Holder. As promptly as practicable after each June 30 beginning with the June 30 following the date of this Indenture, and in any event prior to July 30 in each year, for so long as Notes of any Series remain outstanding under this Indenture, the Trustee shall mail to each holder a brief report dated as of such June 30 that complies with Section 313(a) of the TIA if and to the extent required thereby. The Trustee shall also comply with Section 313(b) of the TIA.

A copy of each report at the time of its mailing to the holders of Notes of any Series shall be filed with the SEC and each stock exchange (if any) on which the Notes of such Series are listed. The Company agrees to notify promptly the Trustee whenever the Notes become listed on any stock exchange and of any delisting thereof.

Section 7.07. Compensation and Indemnity. The Company shall pay to the Trustee and Agents from time to time such compensation, as the Company and the Trustee and Agents shall from time to time agree in writing, for the Trustee’s and Agent’s acceptance of this Indenture and its applicable services hereunder. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee or Agents upon request for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee’s or Agents’ applicable agents and counsel. The Company shall indemnify and hold harmless the Trustee and Agents and their respective directors, employees and agents against any and all loss, liability, claim, damage or expense (including reasonable attorneys’ fees and expenses except for such actions to the extent caused by any negligence, bad faith or willful misconduct on their part) incurred by or in connection with the acceptance or administration of this trust and the performance of its duties hereunder, including the costs and expenses of enforcing this Indenture against the Company (including this Section 7.07) and defending itself against or investigating any claim (whether asserted by the Company, any holder or any other Person). The obligation to pay such amounts shall survive the payment in full or defeasance of the Notes or the removal or resignation of the Trustee or Agents or the termination of this Indenture. The Trustee and Agents shall notify the Company of any claim for which it may seek indemnity promptly upon obtaining actual knowledge thereof; provided, however, that any failure so to notify the Company shall not relieve the Company of its indemnity obligations hereunder. The Company shall defend the claim and the indemnified party shall provide reasonable cooperation at the Company’s expense in the defense. Such indemnified parties may have separate counsel and the Company shall pay the fees and expenses of such counsel; provided, however, that the Company shall not be required to pay such fees and expenses if it assumes such indemnified parties’ defense and, in such indemnified parties’ reasonable judgment, there is no conflict of interest between the Company and such indemnified parties in connection with such defense; provided, further, that, unless the Company otherwise agrees in writing, the Company shall not be liable to pay fees and expenses of more than one counsel at any given time located within one particular jurisdiction. The Company need not reimburse any expense or indemnify against any loss, liability or expense incurred by an indemnified party through such party’s own willful misconduct, negligence or bad faith.

To secure the Company’s payment obligations in this Section, the Trustee and Agents shall have a lien prior to the Notes on all money or property held or collected by the Trustee and Agents other than money or property held in trust to pay principal of and interest on particular Notes.

The Company’s payment and indemnity obligations pursuant to this Section shall survive the satisfaction or discharge of this Indenture, any rejection or termination of this Indenture under any bankruptcy law or the resignation or removal of the Trustee or Agents. Without prejudice to any other rights available to the Trustee and Agents under applicable law, when the Trustee and Agents incur expenses after the occurrence of a Default specified in Section 6.01(e) or 6.01(f) with respect to the Company, the expenses are intended to constitute expenses of administration under the Bankruptcy Law.

No provision of this Indenture shall require either the Trustee or the Agents to expend or risk its own funds or otherwise incur any financial or personal liability in the performance of either of its duties hereunder, or in the exercise of any of either of its rights or powers, if repayment of such funds or adequate indemnity and security against such risk or liability is not assured to each of their satisfaction.

Section 7.08. Replacement of Trustee and Agents.

(a) The Trustee or Agents may resign with respect to the Notes of one or more Series by so notifying the Company in writing at least 30 days in advance. The holders of a majority in principal amount of the then outstanding Notes of any Series may remove the Trustee or Agents with respect to the Notes of such Series by so notifying the Company and the applicable Trustee or Agent and may appoint a successor Trustee or Agent with the Company’s consent. A resignation or removal of a Trustee or Agent and appointment of a successor Trustee or Agent shall become effective only with the successor Trustee’s or Agent’s acceptance of appointment as provided in this Section 7.08. The Company shall remove the Trustee or Agent if:

(i) the Trustee fails to comply with Section 7.10;

(ii) the Trustee or Agent is adjudged bankrupt or insolvent;

(iii) a receiver or other public officer takes charge of the Trustee or its property; or

(iv) the Trustee or Agent otherwise becomes incapable of acting.

(b) If the Trustee or any Agent resigns, is removed by the Company or by the holders of a majority in principal amount of the then outstanding Notes of any Series with respect to such Series and the holders of such Series do not reasonably promptly appoint a successor Trustee or Agent, or if a vacancy exists in the office of Trustee or an Agent for any reason (the Trustee or Agent in such event being referred to herein as the retiring Trustee or retiring Agent), the Company shall promptly appoint a successor Trustee or Agent.

(c) The successor Trustee or Agent shall deliver a written acceptance of its appointment to the retiring Trustee or Agent and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee or Agent shall have all the rights, powers and duties of the Trustee or Agent under this Indenture. The successor Trustee or Agent shall mail a notice of its succession to the holders of Notes of the applicable Series. The retiring Trustee or Agent shall promptly transfer all property held by it as Trustee or Agent to the successor Trustee or Agent, subject to the lien provided for in Section 7.07.

(d) If a successor Trustee or Agent does not take office within 60 days after the retiring Trustee or Agent resigns or is removed, the retiring Trustee or Agent or the holders of 10% in principal amount of the Notes of the applicable Series may petition at the expense of the Company any court of competent jurisdiction for the appointment of a successor Trustee or Agent.

(e) If the Trustee fails to comply with Section 7.10, unless the Trustee’s duty to resign is stayed as provided in Section 310(b) of the TIA, any holder of the applicable Series of Notes who has been a bona fide holder of a Note for at least six months may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(f) Notwithstanding the replacement of the Trustee pursuant to this Section, the Company’s obligations under Section 7.07 shall continue for the benefit of the retiring Trustee or Agent.

Section 7.09. Successor Trustee or Agent by Merger. If the Trustee or Agent consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee or Agent; provided, however, that such corporation shall be otherwise qualified and eligible under this Article 7.

In case at the time such successor or successors by merger, conversion or consolidation to the Trustee or Agent shall succeed to the trusts created by this Indenture any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee or Agent may adopt the certificate of authentication of any predecessor trustee or agent, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee or Agent may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor to the Trustee or agent; and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificates of the Trustee or Agent shall have.

Section 7.10. Eligibility; Disqualification. The Trustee shall at all times satisfy the requirements of Section 310(a) of the TIA. The Trustee shall have a combined capital and surplus of at least $100 million as set forth in its most recent published annual report of condition. The Trustee shall comply with Section 310(b) of the TIA, subject to its right to apply for a stay of its duty to resign under the penultimate paragraph of Section 310(b) of the TIA; provided, however, that there shall be excluded from the operation of Section 310(b)(1) of the TIA any Series of securities issued under this Indenture and any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusion set forth in Section 310(b)(1) of the TIA are met.

Section 7.11. Preferential Collection of Claims Against the Company. The Trustee shall comply with Section 311(a) of the TIA, excluding any creditor relationship listed in Section 311(b) of the TIA. A Trustee who has resigned or been removed shall be subject to Section 311(a) of the TIA to the extent indicated.

ARTICLE 8

DISCHARGE OF INDENTURE; DEFEASANCE

Section 8.01. Discharge of Liability on Notes; Defeasance.

(a) This Indenture shall be discharged and shall cease to be of further effect (except as to surviving rights of registration of transfer or exchange of Notes, as expressly provided for in this Indenture) as to all outstanding Notes of a Series when:

(i) either (A) all the Notes of such Series theretofore authenticated and delivered (except lost, stolen or destroyed Notes of such Series which have been replaced or paid and Notes of such Series for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust) have been delivered to the Trustee for cancellation or (B) all of the Notes of such Series not previously delivered for cancelation (1) have become due and payable, (2) have been called for redemption or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company has irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient, in the written opinion of a nationally recognized firm of independent accountants, to pay and discharge the entire indebtedness on the Notes of such Series not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest on the Notes of such Series to the date of deposit together with irrevocable instructions from the Company directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be;

(ii) no Default or Event of Default with respect to the Notes of such Series has occurred and is continuing on the date of the deposit;

(iii) the Company has paid or caused to be paid all sums payable by it under this Indenture with respect to the Notes of such Series; and

(iv) the Company has delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the Notes of such Series at maturity or the redemption date.

In addition, the Company shall deliver an Officer’s Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied and at the cost and expense of the Company.

(b) Unless inapplicable to a specific Series of Notes pursuant to the supplemental indenture, Board Resolution, Company Order or Officer’s Certificate establishing the terms of such Series of Notes, and subject to Section 8.02, the Company may at any time elect to terminate some or all of its obligations under the outstanding Notes of any Series and this Indenture in respect of Notes of such Series (hereinafter, “legal defeasance option”) except for obligations under Sections 2.04, 2.08, 4.01, 7.01, 7.02 and 7.07 and obligations in respect thereof under the TIA. Unless inapplicable to a specific Series of Notes pursuant to the supplemental indenture, Board Resolution, Company Order or Officer’s Certificate establishing the terms of such Series of Notes, the Company may at any time elect to terminate its obligations with respect to the Notes of any Series (i) under Sections 4.02, 4.04 and 5.01 and any other covenants specified pursuant to the supplemental indenture, Board Resolution, Company Order or Officer’s Certificate establishing the terms of such Series of Notes and (ii) under Sections 6.01(c), and 6.01(d) and any other Event of Default specified pursuant to the supplemental indenture, Board Resolution, Company Order or Officer’s Certificate establishing the terms of such Series of Notes, on a date the conditions set forth in Section 8.02 are satisfied (hereinafter, “covenant defeasance option”) and thereafter, any omission to comply with any covenant referred to in clause (i) above will not constitute a Default or an Event of Default with respect to the Notes of such Series. The Company may exercise its legal defeasance option with respect to a Series of Notes notwithstanding its prior exercise of its covenant defeasance option with respect to such Series of Notes.

(c) If the Company exercises its legal defeasance option with respect to any Series of Notes, payment of the Notes of such Series may not be accelerated because of an Event of Default with respect thereto. If the Company exercises its covenant defeasance option with respect to a Series of Notes, payment of the Notes of such Series may not be accelerated because of an Event of Default specified in Sections 6.01(c) or 6.01(d) or any other Event of Default specified pursuant to the supplemental indenture, Board Resolution, Company Order or Officer’s Certificate establishing the terms of such Series of Notes.

(d) Upon satisfaction of the conditions set forth herein and upon request of the Company, the Trustee shall acknowledge in writing the discharge of those obligations that the Company terminates.

(e) Notwithstanding clauses (a) and (b) above, the Company’s obligations in Sections 2.04, 2.06, 2.07, 2.08, 2.09, 7.07, 7.08, 9.05 and 9.06 and this Article 8 shall survive until such time as the Notes have been paid in full. Thereafter, the Company’s obligations in Sections 7.07, 8.05 and 8.06 shall survive.

Section 8.02. Conditions to Defeasance.

(a) The Company may exercise its legal defeasance option or its covenant defeasance option with respect to the Notes of any Series only if:

(i) the Company irrevocably deposits in trust with the Trustee cash in U.S. dollars or Government Obligations in such amounts or a combination thereof as will be sufficient to pay the principal of (or, in the case of Original Issue Discount Notes, the portion thereby specified in the terms of such Note) and premium (if any) and interest on the Notes of such Series when due at maturity or redemption, as the case may be, including interest thereon to maturity or such redemption date;

(ii) the Company delivers to the Trustee a certificate from a nationally recognized firm of independent accountants expressing their opinion that the payments of principal and interest when due and without reinvestment on the deposited Government Obligations plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay principal (or, in the case of Original Issue Discount Notes, the portion thereby specified in the terms of such Note), premium, if any, and interest when due on all the Notes of such Series to maturity or redemption, as the case may be;

(iii) the deposit does not constitute a default under any other agreement binding on the Company;

(iv) in the case of its legal defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (B) since the date of this Indenture there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the holders of the Notes of such Series will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit and defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred. Notwithstanding the foregoing, the Opinion of Counsel required by the immediately preceding sentence with respect to a legal defeasance need not be delivered if all of the Notes of such Series not theretofore delivered to the Trustee for cancellation (x) have become due and payable or (y) will become due and payable at their maturity within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company;

(v) the Company does not impair the right of any holder of the Notes of such Series to receive payment of principal of, premium, if any, and interest on such holder’s Notes of such Series on or after the due dates therefore or to institute suit for the enforcement of any payment on or with respect to such holder’s Notes of such Series;

(vi) in the case of its covenant defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the holders of the Notes of such Series will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit and defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred; and

(vii) the Company delivers to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the Notes of such Series to be so defeased and discharged as contemplated by this Article 8 have been complied with.

(b) If the Notes of the applicable Series are subject to redemption at the option of the Company, before or after a deposit, the Company may make arrangements satisfactory to the Trustee for the redemption of such Notes at a future date in accordance with Article 3.

Section 8.03. Application of Trust Money. The Trustee shall hold in trust money or Government Obligations (including proceeds thereof) deposited with it pursuant to this Article 8 in respect of the outstanding Notes of each applicable Series. It shall apply the deposited money and the money from Government Obligations, through the Paying Agent and in accordance with this Indenture to the payment of principal of and interest on the Notes of each applicable Series so discharged or defeased.

Section 8.04. Repayment to Company. Each of the Trustee and each Paying Agent shall promptly turn over to the Company upon request any money or Government Obligations held by it as provided in this Article 8 which, in the written opinion of a nationally recognized firm of independent public accountants delivered to the Trustee (which delivery shall only be required if Government Obligations have been so deposited), are in excess of the amount thereof which would then be required to be deposited to effect an equivalent discharge or defeasance in accordance with this Article 8.

Subject to any applicable abandoned property law, the Trustee and each Paying Agent shall pay to the Company upon written request any money held by them for the payment of principal or interest that remains unclaimed for two years, and, thereafter, holders entitled to the money must look to the Company for payment as general creditors, and the Trustee and each Paying Agent shall have no further liability with respect to such monies.

Section 8.05. Indemnity for Government Obligations. The Company shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited Government Obligations or the principal and interest received on such Government Obligations.

Section 8.06. Reinstatement. If the Trustee or any Paying Agent is unable to apply any money or Government Obligations in accordance with this Article 8 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s obligations under this Indenture and the Notes of the applicable Series so discharged or defeased shall be revived and reinstated as though no deposit had occurred pursuant to this Article 8 until such time as the Trustee or any Paying Agent is permitted to apply all such money or Government Obligations in accordance with this Article 8; provided, however, that, if the Company has made any payment of principal of, or interest on, any such Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the holders of such Notes to receive such payment from the money or Government Obligations held by the Trustee or any Paying Agent.

ARTICLE 9

AMENDMENTS AND WAIVERS

Section 9.01. Without Consent of the Holders.

(a) Except as otherwise set forth with respect to a specific Series of Notes pursuant to the supplemental indenture, Board Resolution, Company Order or Officer’s Certificate establishing the terms of such Series of Notes, the Company and the Trustee may modify or amend this Indenture with respect to the Notes of such Series or the Notes of such Series without notice to or consent of any holder:

(i) to cure any ambiguity, omission, defect or inconsistency to correct or supplement any provision herein which may be inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture which shall not be inconsistent with the provisions of this Indenture, or to make any other provisions as may be necessary or desirable, including the making of any modifications in the applicable form of the Note, provided that such actions shall not adversely affect the interests of the holders of the Notes of the relevant Series in any material respect;

(ii) to provide for the assumption by a successor of the Obligations of the Company under this Indenture and any Series of the Notes;

(iii) to evidence or release any Subsidiary Guarantee in accordance with the terms of this Indenture;

(iv) to provide for uncertificated Notes in addition to or in place of certificated Notes; provided, however, that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the Code;

(v) to conform the text of this Indenture, any Notes or any applicable registration rights agreement relating to any Notes to any description thereof in any prospectus, prospectus supplement, offering memorandum or other definitive offering document of the Company with respect to the offer and sale of Notes of such Series to the extent that such provision in the applicable prospectus, prospectus supplement, offering memorandum or other definitive offering document was intended to be a verbatim recitation of a provision of this Indenture, the Notes or the applicable registration rights agreement;

(vi) to evidence and provide acceptance of the appointment of a successor Trustee, Registrar or Paying Agent under this Indenture;

(vii) to comply with the rules of any applicable securities depository;

(viii) to add collateral or security to secure any of the Notes of such Series;

(ix) to add to the covenants of the Company or the Subsidiaries for the benefit of the holders of the Notes of such Series or to surrender any right or power herein conferred upon the Company or the Subsidiaries with respect to the Notes of such Series;

(x) to comply with any requirement of the SEC in connection with qualifying or maintaining the qualification of, this Indenture under the TIA;

(xi) to make any change that would provide any additional benefit or rights to the holders of the Notes of such Series or that does not adversely affect in any material respect the legal rights of any holder of the Notes of such Series;

(xii) to provide for the issuance of Notes issued in exchange for Notes initially issued under Rule 144A promulgated under the Securities Act (or any successor rule) or Regulation S promulgated under the Securities Act, which Notes issued in exchange therefor shall have terms substantially identical in all material respects to the Notes initially issued under Rule 144A promulgated under the Securities Act (or any successor rule) or Regulation S promulgated under the Securities Act, and which shall be treated, together with any outstanding Notes of such Series initially issued under Rule 144A promulgated under the Securities Act (or any successor rule) or Regulation S promulgated under the Securities Act, as a single issue of securities;

(xiii) to add any additional Events of Default with respect to the Notes of such Series;

(xiv) to add circumstances under which the Company will pay additional interest on the Notes of such Series;

(xv) to change or eliminate any of the provisions of this Indenture; provided that any such change or elimination shall become effective only when there is no outstanding Note of any Series created prior to the execution of such amendment or supplemental indenture that is adversely affected in any material respect by such change in or elimination of such provision;

(xvi) to supplement any of the provisions of this Indenture to such extent as shall be necessary to permit or facilitate the defeasance and discharge of the Notes of such Series pursuant to Article 8; provided, however, that any such action shall not adversely affect the interest of the holders of Notes of such Series in any material respect;

(xvii) to evidence and provide for the acceptance under this Indenture of a successor trustee with respect to the Notes of such Series and to add to or change any of the provisions of this Indenture necessary to provide for or facilitate the administration of the trusts under this Indenture; or

(xviii) to provide for the issuance of and establish the form or terms of Notes of any Series as permitted by Section 2.01.

(b) The Trustee may require an Officer’s Certificate or Opinion of Counsel that such amendment under this Section 9.01 is permitted under this Indenture and that all conditions have been complied with. Notwithstanding the foregoing, no Opinion of Counsel shall be required in connection with the addition of a Subsidiary guarantor under this Indenture upon execution and delivery by such Subsidiary guarantor and the Trustee of a supplemental indenture to this Indenture, the form of which is attached as an exhibit to a supplemental indenture hereto, and delivery of an Officer’s Certificate.

(c) After an amendment under this Section 9.01 becomes effective, the Company shall mail to the holders of the Notes of each Series affected thereby a notice briefly describing such amendment. The failure to give such notice to all holders, or any defect therein, shall not impair or affect the validity of an amendment under this Section 9.01.

Section 9.02. With Consent of the Holders.

(a) Except as otherwise set forth with respect to a specific Series of Notes pursuant to the supplemental indenture, Board Resolution, Company Order or Officer’s Certificate establishing the terms of such Series of Notes, the Company and the Trustee may modify, waive, supplement or amend this Indenture, including to release Subsidiary Guarantees (if any) the release of which would not otherwise be permitted pursuant to this Indenture, with the written consent (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes of such Series) of the holders of at least a majority in aggregate principal amount of the Notes of such Series then outstanding affected by the modification, waiver or amendment (including consents obtained in connection with a tender offer or exchange for Notes of such Series).

(b) However, without the consent of each holder of an outstanding Note of such Series affected thereby, no amendment, waiver or modification may,

(i) change the due date of the principal of, or any installment of principal of or interest on any Note of such Series or the redemption terms with respect to such Notes;

(ii) reduce the principal amount of, or any premium or interest rate on, the Notes of such Series;

(iii) change the place or currency of payment of principal of, or any premium or interest on, the Notes of such Series;

(iv) impair the right to institute suit for the enforcement of any payment on or with respect to the Notes of such Series after the due date thereof; or

(v) reduce the percentage in principal amount of the then outstanding Notes of such Series, the consent of whose holders is required for modification or amendment of this Indenture, for waiver of compliance with certain provisions of this Indenture or for waiver of certain defaults.

(c) It shall not be necessary for the consent of the holders of Notes under this Section 9.02 to approve the particular form of any proposed amendment, waiver or modification, but it shall be sufficient if such consent approves the substance thereof.

(d) After an amendment, waiver or modification under this Section 9.02 becomes effective, the Company shall mail to the holders of the Notes of each Series affected thereby a notice briefly describing such amendment, waiver or modification. The failure to give such notice to all holders of Notes of the applicable Series, or any defect therein, shall not impair or affect the validity of an amendment, waiver or modification under this Section 9.02.

(e) A supplemental indenture which changes or eliminates any covenant or other provision of this Indenture which has expressly been included solely for the benefit of one or more particular Series of Notes, or which modifies the rights of the holders of such Series of Notes with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the holders of any other Series.

Section 9.03. Compliance with Trust Indenture Act. From the date on which this Indenture is qualified under the TIA, every amendment, waiver or supplement to this Indenture or the Notes shall comply with the TIA as then in effect.

Section 9.04. Revocation and Effect of Consents and Waivers.

(a) A consent to an amendment or a waiver by a holder of a Note shall bind the holder and every subsequent holder of that Note or portion of the Note that evidences the same debt as the consenting holder’s Note, even if notation of the consent or waiver is not made on the Note. However, any such holder or subsequent holder may revoke the consent or waiver as to such holder’s Note or portion of the

Note if the Trustee receives the notice of revocation before the date on which the Trustee receives an Officer’s Certificate from the Company certifying that the requisite principal amount of Notes of the applicable Series have consented. After an amendment or waiver with respect to the Notes becomes effective, it shall bind every holder of Notes of such Series. An amendment or waiver becomes effective upon the (i) receipt by the Company or the Trustee of consents by the holders of the requisite principal amount of Notes, (ii) satisfaction of conditions to effectiveness as set forth in this Indenture and any indenture supplemental hereto containing such amendment or waiver and (iii) execution of such amendment or waiver (or supplemental indenture) by the Company and the Trustee.

(b) The Company may, but shall not be obligated to, fix a record date for the purpose of determining the holders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were holders of Notes at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be holders of Notes of the applicable Series after such record date. No such consent shall be valid or effective for more than 120 days after such record date.

Section 9.05. Notation on or Exchange of Notes. If an amendment, supplement or waiver changes the terms of a Note of any Series, the Company may require the holder of the Note to deliver it to the Trustee. The Trustee may place an appropriate notation on the Note regarding the changed terms and return it to the holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Note shall issue and the Trustee shall authenticate a new Note that reflects the changed terms. Failure to make the appropriate notation or to issue a new Note shall not affect the validity of such amendment, supplement or waiver.

Section 9.06. Trustee to Sign Amendments. The Trustee shall sign any amendment, supplement or waiver authorized pursuant to this Article 9 if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing such amendment, the Trustee shall be entitled to receive indemnity and security reasonably satisfactory to it and shall be provided with, and (subject to Section 7.01) shall be fully protected in relying upon, an Officer’s Certificate and an Opinion of Counsel stating that such amendment, supplement or waiver is authorized or permitted by this Indenture and that such amendment, supplement or waiver is the legal, valid and binding obligation of the Company, enforceable against them in accordance with its terms, subject to customary exceptions, and complies with the provisions hereof (including Section 9.03, Section 10.04 and Section 10.05).

Section 9.07. Additional Voting Terms. All Notes of a Series issued under this Indenture shall vote and consent together on all matters (as to which any of such Notes of such Series may vote) as one class. Determinations as to whether holders of the requisite aggregate principal amount of Notes of a Series have concurred in any direction, waiver or consent shall be made in accordance with this Article 9 and Section 2.13.

Section 9.08. Payments for Consents. The Company will not, and the Company will not permit any of its Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration, including any related tender offer consideration, whether by way of interest, fee or otherwise, to any holder of Notes of any Series for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes of such Series unless the same consideration is offered to be paid or agreed to be paid to all other holders of the Notes of such Series that consent, waive or agree to amend such term or provision within the time period set forth in the solicitation documents relating to the consent, waiver or amendment. When determining “reasonably equivalent consideration” the Company may without limitation consider the relative trading values, remaining life and/or yield to maturity of the Notes of the applicable Series.

ARTICLE 10

MISCELLANEOUS

Section 10.01. Trust Indenture Act Controls. If and to the extent that any provision of this Indenture limits, qualifies or conflicts with the duties imposed by, or with another provision (an “incorporated provision”) included in this Indenture by operation of, Sections 310 to 318 of the TIA, inclusive, such imposed duties or incorporated provision shall control.

Section 10.02. Notices.

(a) Any notice or communication required or permitted hereunder shall be in writing and delivered in person, via facsimile, overnight mail/courier or mailed by first-class mail addressed as follows:

if to the Company:

Ashland Inc.

50 East RiverCenter Boulevard

P.O. Box 391

Covington, Kentucky 41012-0391

Facsimile: (859) 815-5053

Attention: General Counsel

with a copy to:

Cravath, Swaine & Moore LLP

825 Eighth Avenue

New York, NY 10019

Facsimile: (212) 474-3700

Attention: Andrew J. Pitts, Esq.

if to the Trustee Paying Agent or Registrar:

U.S. Bank National Association

425 Walnut Street

6th Floor

Cincinnati, Ohio 45202

Facsimile: 513-632-5511

Attention: William Sicking

The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

(b) Any notice or communication mailed to a holder shall be mailed, first class mail, to the holder at the holder’s address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.

(c) Failure to mail a notice or communication to a holder or any defect in it shall not affect its sufficiency with respect to other holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it, except that notices to the Trustee are effective only if received.

Section 10.03. Communication by the Holders with Other Holders. The holders may communicate pursuant to Section 312(b) of the TIA with other holders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and other Persons shall have the protection of Section 312(c) of the TIA.

Section 10.04. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take or refrain from taking any action under this Indenture, the Company shall furnish to the Trustee at the request of the Trustee:

(a) an Officer’s Certificate in form reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(b) an Opinion of Counsel in form reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

Section 10.05. Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture (other than pursuant to Section 4.03) shall include:

(a) a statement that the individual making such certificate or opinion has read such covenant or condition;

(b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c) a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d) a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with; provided, however, that with respect to matters of fact an Opinion of Counsel may rely on an Officer’s Certificate or certificates of public officials.

Section 10.06. When Notes Disregarded. In determining whether the holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes which the Trustee knows are so owned shall be so disregarded. Subject to the foregoing, only Notes outstanding at the time shall be considered in any such determination.

Section 10.07. Rules by Trustee, Paying Agent and Registrar. The Trustee may make reasonable rules for action by or a meeting of the holders. The Registrar and a Paying Agent may make reasonable rules for their functions.

Section 10.08. Legal Holidays. If a payment date is not a Business Day, payment shall be made on the next succeeding day that is a Business Day, and no interest shall accrue on any amount that would have been otherwise payable on such payment date if it were a Business Day for the intervening period.

Section 10.09. Governing Law. THIS INDENTURE AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. EACH OF THE COMPANY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTION CONTEMPLATED HEREBY.

Section 10.10. No Recourse Against Others. No director, officer, employee, manager, incorporator or stockholder of the Company, Company, any Subsidiary or any direct or indirect parent corporation, as such, shall have any liability for any Obligations of the Company under the Notes of any Series or this Indenture or for any claim based on, in respect of, or by reason of, such Obligations or their creation. Each holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

Section 10.11. Successors. All agreements of the Company in this Indenture and the Notes shall bind their successors. All agreements of the Trustee in this Indenture shall bind its successors.

Section 10.12. Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture. The exchange of copies of this Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

Section 10.13. Table of Contents; Headings. The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

Section 10.14. Indenture Controls. Except as otherwise provided as contemplated by Section 2.01 with respect to the Notes of any Series, if and to the extent any provision of the Notes of any Series limits, qualifies or conflicts with a provision of this Indenture, such provision of this Indenture shall control.

Section 10.15. Severability. In case any provision in this Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability.

Section 10.16. PATRIOT Act. The parties hereto acknowledge that in accordance with Section 326 of the USA PATRIOT Act, the Trustee and the Agents, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account. The parties to this agreement agree that they will provide to the Trustee and the Agents with such information as it may request in order to satisfy the requirements of the USA PATRIOT Act.

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IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

COMPANY:

ASHLAND INC.

By:	/s/ Eric N. Boni
Name: Eric N. Boni
Title: Vice President and Treasurer

[Signature Page to the Indenture]

TRUSTEE, REGISTRAR AND PAYING AGENT:

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ William E. Sicking
Name: William E. Sicking
Title: Vice President & Trust Officer

[Signature Page to the Indenture]